Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

FOR IMMEDIATE RELEASE

Olin to Attend the Susquehanna and Credit Suisse Conferences in June

Clayton, MO, May 16, 2016 - Olin Corporation’s (NYSE: OLN) senior management will be attending the following conferences in June:
June 9th:    Susquehanna Energy and Industrials Conference (New York, NY)
June 22nd:    Credit Suisse Basic Materials Conference (Boston, MA)

Copies of the presentation slides for these conferences will be available the evening prior to each event to investors, news media and the general public on Olin’s web site, www.olin.com, in the Investors section under Investor Presentations.

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

2016-11